UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 13, 2017

DCP MIDSTREAM, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 595-3331

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry in Material Definitive Agreement.

On November 13, 2017, DCP Midstream, LP (the “Partnership”), DCP Midstream GP, LP and DCP Midstream GP, LLC (collectively, the “Partnership Entities”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Partnership, and the purchase by the Underwriters, of 500,000 of the Partnership’s 7.375% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partnership interests in the Partnership (the “Series A Preferred Units”) at a price to the public of $1,000 per Series A Preferred Unit (the “Offering”).

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-221419) filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2017, as supplemented by a prospectus supplement, filed with the Commission on November 15, 2017, pursuant to Rule 424(b)(5) of the Securities Act.

The Offering is scheduled to close on November 20, 2017, subject to customary closing conditions. The Partnership expects to receive net proceeds from the Offering of approximately $487.8 million, after deducting underwriting discounts and estimated offering expenses payable by the Partnership. The Partnership intends to use the net proceeds from the Offering for general partnership purposes, including the repayment of the Partnership’s 2.50% Senior Notes due December 1, 2017, $500 million of which remain outstanding.

Pursuant to the Underwriting Agreement, the Partnership Entities have agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Affiliates of certain of the Underwriters hold our 2.50% Senior Notes due 2017 and accordingly may receive a portion of the net proceeds of the Offering.

Item 7.01	Regulation FD Disclosure.

On November 13, 2017, the Partnership issued a press release announcing the pricing of the Series A Preferred Units to be issued and sold pursuant to the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 13, 2017, by and among DCP Midstream, LP, DCP Midstream GP, LP, DCP Midstream GP, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.

99.1	Press Release, dated November 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2017

DCP MIDSTREAM, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

	By:	DCP MIDSTREAM GP, LLC
its General Partner

		By:	/s/ Sean P. O’Brien
		Name:	Sean P. O’Brien
		Title:	Group Vice President and Chief Financial Officer